As filed with the Securities and Exchange Commission on June 12, 2014

Registration No. 333-195954

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1/A
(Amendment No. 1)

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AUTOCHINA INTERNATIONAL LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands	5500	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

27/F, Kai Yuan Center, No. 5, East Main Street
Shijiazhuang, Hebei
People’s Republic of China
Tel: +86 311 8382 7688
Fax: +86 311 8381 9636
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Yong Hui Li
27/F, Kai Yuan Center, No. 5, East Main Street
Shijiazhuang, Hebei
People’s Republic of China
Tel: +86 311 8382 7688
Fax: +86 311 8381 9636
(Address, including zip code, and telephone number,
including area code, of agent for service)

With copies to:

Mitchell S. Nussbaum, Esq.

Giovanni Caruso, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

(212) 407-4000

(212) 407-4990 — Facsimile

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE CHART

Title of Each Class of Security Being Registered	Amount Being Registered (1)	Proposed Maximum Offering Price Per Security(2)		Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Ordinary Shares, par value $0.001 (3)	670,693 Shares	$17.80	(4)	$11,938,335.40	$1,537.66
Total				$11,938,335.40	$1,537.66	(5)

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, the ordinary shares offered hereby also include such presently indeterminate number of shares of the Registrant’s ordinary shares as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee.

(3)	Represents ordinary shares of the Registrant being registered for resale by the Selling Shareholders named herein.

(4)	Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average high and low price of the ordinary shares as quoted through the Over-The-Counter Bulletin Board on May 9, 2014.

(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 1 to Registration Statement on Form F-1 (No. 333-195954) is to file Exhibit 5.1. No other changes have been made to the Registration Statement on Form F-1. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement and accordingly such prospectus has not been included herein.

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PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

AutoChina’s Second Amended and Restated Memorandum and Articles of Association provides that members of its board of directors shall be indemnified and secured harmless out of the assets and profits of AutoChina from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices, provided that such indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

This provision, however, will not eliminate or limit liability arising under federal securities laws. AutoChina’s Amended and Restated Articles of Association does not eliminate its director’s fiduciary duties. The inclusion of the foregoing provision may, however, discourage or deter shareholders or management from bringing a lawsuit against directors even though such an action, if successful, might otherwise have benefited AutoChina and its shareholders. This provision should not affect the availability of a claim or right of action based upon a director’s fraud or dishonesty.

Cayman Islands law provides that a corporation may indemnify its directors and officers as well as its other employees and agents against judgments, fines, amounts paid in settlement and expenses, including attorneys fees, in connection with various proceedings, except where there has been fraud or dishonesty or willful neglect or willful default. AutoChina’s Amended and Restated Articles of Association provide that AutoChina will indemnify its directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts, provided that such indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

Item 7. Recent Sales of Unregistered Securities.

None.

Item 8. Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Memorandum and Articles of Association (1)
4.1	Specimen Ordinary Share Certificate (2)
5.1	Opinion of Conyers Dill & Pearman (Cayman) Limited
10.1	Share Exchange Agreement (3)
10.2	Form of Indemnification Agreement (4)
10.3	Form of AutoChina International Limited 2009 Equity Incentive Plan (5)
10.4	Executive Employment Agreement between the Registrant and Yong Hui Li, dated April 9, 2012 (10)
10.5	Executive Employment Agreement between the Registrant and Wei Xing, dated April 9, 2012 (10)
10.6	Executive Employment Agreement between the Registrant and Chen Lei, dated April 9, 2012 (10)
10.7	Executive Employment Agreement between the Registrant and Jason Wang, dated October 11, 2012 (10)
10.8	Business Operation Agreement (Xuhan Trading) between Hebei Kaiyuan Real Estate Development Co., Ltd. and Hebei Chuanglian Trade Co., Ltd., dated December 15, 2009 (10)
10.9	Equity Pledge Agreement (Xuhan Trading) between Hebei Kaiyuan Real Estate Development Co., Ltd. and Hebei Chuanglian Trade Co., Ltd., dated December 15, 2009 (10)

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10.10	Option Agreement (Xuhan Trading) between Hebei Kaiyuan Real Estate Development Co., Ltd. and Hebei Chuanglian Trade Co., Ltd., dated December 15, 2009 (10)
10.11	Services Agreement (Xuhan Trading) between Hebei Kaiyuan Real Estate Development Co., Ltd. and Hebei Chuanglian Trade Co., Ltd., dated December 15, 2009 (10)
10.12	Voting Attorney Agreement (Xuhan Trading) between Hebei Kaiyuan Real Estate Development Co., Ltd. and Hebei Chuanglian Trade Co., Ltd., dated December 15, 2009 (10)
10.13	Business Operation Agreement (Kaiyuan Auto Trade) between Hebei Shengrong Investment Co., Ltd. and Hebei Chuanglian Finance Leasing Co., Ltd.., dated January 31, 2013 (10)
10.14	Equity Pledge Agreement (Kaiyuan Auto Trade) between Hebei Shengrong Investment Co., Ltd. and Hebei Chuanglian Finance Leasing Co., Ltd., dated January 31, 2013 (10)
10.15	Option Agreement (Kaiyuan Auto Trade) between Hebei Shengrong Investment Co., Ltd. and Hebei Chuanglian Finance Leasing Co., Ltd., dated January 31, 2013 (10)
10.16	Services Agreement (Kaiyuan Auto Trade) between Hebei Shengrong Investment Co., Ltd. and Hebei Chuanglian Finance Leasing Co., Ltd., dated January 31, 2013 (10)
10.17	Voting Attorney Agreement (Kaiyuan Auto Trade) between Hebei Shengrong Investment Co., Ltd. and Hebei Chuanglian Finance Leasing Co., Ltd., dated January 31, 2013 (10)
10.18	Business Operation Agreement (Kaiyuan Logistics) between Hebei Shengrong Investment Co., Ltd. and Hebei Chuanglian Finance Leasing Co., Ltd.., dated January 31, 2013 (10)
10.19	Equity Pledge Agreement between Hebei Shengrong Investment Co., Ltd. and Hebei Chuanglian Finance Leasing Co., Ltd., dated January 31, 2013 (10)
10.20	Option Agreement (Kaiyuan Logistics) between Hebei Shengrong Investment Co., Ltd. and Hebei Chuanglian Finance Leasing Co., Ltd., dated January 31, 2013 (10)
10.21	Services Agreement (Kaiyuan Logistics) between Hebei Shengrong Investment Co., Ltd. and Hebei Chuanglian Finance Leasing Co., Ltd., dated January 31, 2013 (10)
10.22	Voting Attorney Agreement (Kaiyuan Logistics) between Hebei Shengrong Investment Co., Ltd. and Hebei Chuanglian Finance Leasing Co., Ltd., dated January 31, 2013 (10)
10.23	Summary of Lease Securitization Agreement, by and between Chuangjie Trading and Citic Trust Co., Ltd., dated October 28, 2010 (6)
10.25	Summary of Loan Agreement dated July 3, 2012 between Ganglian Finance Leasing Co., Ltd. and Hebei Shengrong Kaiyuan Auto Parts Co., Ltd. (10)
10.26	Summary of Loan Agreement dated July 4, 2012 between Ganglian Finance Leasing Co., Ltd. and CITIC Shijiazhuang Branch (10)
10.27	Summary of Loan Agreement dated August 30, 2012 between Hebei Xuhua Trading Co., Ltd. and CITIC Shijiazhuang Branch (10)
10.28	Summary of Loan Agreement dated August 30, 2012 between Shijie Kaiyuan Auto Trade Co., Ltd. and CITIC Shijiazhuang Branch (10)
10.29	Summary of Loan Agreement dated August 30, 2012 between Hebei Chuanglian Finance Leasing Co., Ltd. and CITIC Shijiazhuang Branch (10)
10.30	Summary of Loan Agreement dated September 3, 2012 between Shijie Kaiyuan Auto Trade Co., Ltd. and CITIC Shijiazhuang Branch (10)
10.31	Summary of Loan Agreement dated September 24, 2012 between Hebei Chuanglian Finance Leasing Co., Ltd. and CITIC Shijiazhuang Branch (10)
10.32	Summary of Loan Agreement dated September 24, 2012 between Ganglian Finance Leasing Co., Ltd. and Hebei Shengrong Kaiyuan Auto Parts Co., Ltd. (10)
10.33	Summary of Loan Agreement dated November 5, 2012 between Ganglian Finance Leasing Co., Ltd. and CITIC Shijiazhuang Branch (10)
10.34	Summary of Loan Agreement dated January 31, 2013 among Shijie Kaiyuan Auto Trade Co., Ltd., Guotai Junan Securities Assets Management Limited and Hua Xia Bank Shijiazhuang Jianhua Branch (10)
10.35	Summary of Maximum Pledge Contract dated March 6, 2012 between Ganglian Finance Leasing Co., Ltd. and CITIC Shijiazhuang Branch (10)
10.36	Summary of Maximum Pledge Contract dated July 4, 2012 between Ganglian Finance Leasing Co., Ltd. and CITIC Shijiazhuang Branch (10)
10.37	Summary of Maximum Pledge Contract dated July 4, 2012 between Hebei Chuanglian Finance Leasing Co., Ltd. and CITIC Shijiazhuang Branch (10)
10.38	Summary of Maximum Pledge Contract dated August 30, 2012 between Ganglian Finance Leasing Co., Ltd. and CITIC Shijiazhuang Branch (10)

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10.39	Summary of Maximum Pledge Contract dated August 30, 2012 between Ganglian Finance Leasing Co., Ltd. and CITIC Shijiazhuang Branch (10)
10.40	Summary of Maximum Pledge Contract dated January 31, 2013 between Shijie Kaiyuan Auto Trade Co., Ltd. and Hua Xia Bank Shijiazhuang Jianhua Branch (10)
10.41	Summary of Maximum Mortgage Contract dated January 28, 2011 between Hebei Kaiyuan Real Estate Developing Co., Ltd. and CITIC Shijiazhuang Branch (7)
10.42	Summary of Maximum Mortgage Contract dated March 6, 2012 between Ganglian Finance Leasing Co., Ltd. and CITIC Shijiazhuang Branch (10)
10.43	Summary of Guarantee Contract dated January 31, 2013 between Hebei Chuanglian Finance Leasing Co., Ltd. and Hua Xia Bank Shijiazhuang Jianhua Branch (10)
10.44	Summary of Guarantee Contract dated January 31, 2013 between Hebei Xuhua Trading Co., Ltd. and Hua Xia Bank Shijiazhuang Jianhua Branch (10)
10.45	Summary of Guarantee Contract dated January 31, 2013 between Ganglian Finance Leasing Co., Ltd and Hua Xia Bank Shijiazhuang Jianhua Branch (10)
10.46	Summary of Guarantee Contract dated January 31, 2013 between Hebei Ruihua Real Estate Development Co., Ltd. and Hua Xia Bank Shijiazhuang Jianhua Branch (10)
10.47	Summary of Guarantee Contract dated January 31, 2013 between Hebei Ruituo Auto Trade Co., Ltd. and Hua Xia Bank Shijiazhuang Jianhua Branch (10)
10.48	Summary of Comprehensive Facility Contract dated July 4, 2012 between Ganglian Finance Leasing Co., Ltd. and CITIC Shijiazhuang Branch (10)
10.49	Summary of Domestic Factoring Agreement dated February 28, 2012 between Shijie Kaiyuan Auto Trade Co., Ltd. and ICBC Bank Hebei Branch (8)
10.50	Summary of Domestic Factoring Agreement dated August 16, 2012 between Shijie Kaiyuan Auto Trade Co., Ltd. and Agricultural Bank of China Shijiazhuang North City Branch (10)
10.51	Summary of Domestic Factoring Agreement dated August 21, 2012 between Shijie Kaiyuan Auto Trade Co., Ltd. and Agricultural Bank of China Shijiazhuang North City Branch (10)
10.52	Summary of Domestic Factoring Agreement dated October 7, 2012 between Shijie Kaiyuan Auto Trade Co., Ltd. and Agricultural Bank of China Shijiazhuang North City Branch (10)
10.53	Summary of Domestic Factoring Agreement dated March 29, 2013 between Shijie Kaiyuan Auto Trade Co., Ltd. and Agricultural Bank of China Shijiazhuang North City Branch (10)
10.54	Summary of Loan Agreement dated April 19, 2013 between Shijie Kaiyuan Auto Trade Co., Ltd. and Agricultural Bank of China Shijiazhuang North City Branch (11)
10.55	Summary of Domestic Factoring Agreement dated April 19, 2013 between Shijie Kaiyuan Auto Trade Co., Ltd. and Agricultural Bank of China Shijiazhuang North City Branch (11)
10.56	Summary of Loan Agreement dated August 23, 2013 between Ganglian Finance Leasing Co., Ltd and CITIC Shijiazhuang Branch(11)
10.57	Summary of Maximum Pledge Contract dated August 23, 2013 between Ganglian Finance Leasing Co., Ltd. and CITIC Shijiazhuang Branch (11)
10.58	Summary of Maximum Pledge Contract dated August 23, 2013 between Hebei Chuanglian Finance Leasing Co., Ltd. and CITIC Shijiazhuang Branch (11)
10.59	Summary of Maximum Pledge Contract dated August 23, 2013 between Yong Hui Li and CITIC Shijiazhuang Branch (11)
10.60	Summary of Loan Agreement dated August 29, 2013 between Shijie Kaiyuan Auto Trade Co., Ltd. and Agricultural Bank of China Shijiazhuang North City Branch (11)
10.61	Summary of Domestic Factoring Agreement dated August 29, 2013 between Shijie Kaiyuan Auto Trade Co., Ltd. and Agricultural Bank of China Shijiazhuang North City Branch (11)
10.62	Summary of Loan Agreement dated September 2, 2013 between Hebei Chuanglian Finance Leasing Co., Ltd. and CITIC Shijiazhuang Branch (11)
10.63	Summary of Maximum Pledge Contract dated September 2, 2013 between Hebei Xuhua Trading Co., Ltd. and CITIC Shijiazhuang Branch (11)
10.64	Summary of Loan Agreement dated September 2, 2013 between Hebei Xuhua Trading Co., Ltd. and CITIC Shijiazhuang Branch (11)
10.65	Summary of Maximum Mortgage Contract dated September 2, 2013 between Ganglian Finance Leasing Co., Ltd. and CITIC Shijiazhuang Branch (11)
10.66	Summary of Maximum Pledge Contract dated September 2, 2013 between Hebei Chuanglian Finance Leasing Co., Ltd. and CITIC Shijiazhuang Branch (11)

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10.67	Summary of Maximum Pledge Contract dated September 2, 2013 between Yong Hui Li and CITIC Shijiazhuang Branch (11)
10.68	Summary of Loan Agreement dated October 9, 2013 between Hebei Xuhua Trading Co., Ltd. and CITIC Shijiazhuang Branch (11)
10.69	Summary of Loan Agreement dated October 9, 2013 between Shijie Kaiyuan Auto Trade Co., Ltd. and Agricultural Bank of China Shijiazhuang North City Branch (11)
10.70	Summary of Domestic Factoring Agreement dated October 9, 2013 between Shijie Kaiyuan Auto Trade Co., Ltd. and Agricultural Bank of China Shijiazhuang North City Branch (11)
10.71	Summary of Loan Agreement dated October 29, 2013 between Ganglian Finance Leasing Co., Ltd and CITIC Shijiazhuang Branch (11)
10.72	Summary of Loan Agreement dated October 30, 2013 between Shijie Kaiyuan Auto Trade Co., Ltd. and Agricultural Bank of China Shijiazhuang North City Branch (11)
10.73	Summary of Pledge Contract dated October 30, 2013 between Shijie Kaiyuan Auto Trade Co., Ltd. and Agricultural Bank of China Shijiazhuang North City Branch (11)
21.1	Subsidiaries of the Registrant (11)
11	Code of Ethics (9)
23.1	Consent of Marcum Bernstein & Pinchuk LLP, independent registered public accounting firm*
23.2	Consent of Conyers Dill & Pearman (Cayman) Limited( included as part of Exhibit 5.1)
101	Interactive Data File*

*	Previously filed.
(1)	Incorporated by reference to Registration Statement on Form F-1, filed with the SEC on Form F-1 filed May 29, 2009.
(2)	Incorporated by reference to AutoChina’s Registration Statement (File No. 333-147284), filed with the SEC on Form S-1 dated January 30, 2008.
(3)	Incorporated by reference to Annex C to AutoChina’s Final Proxy Statement, filed as Exhibit 99.1 to AutoChina’s Current Report on Form 6-K filed with the SEC on March 11, 2009.
(4)	Incorporated by reference to Schedule N to Annex C to AutoChina’s Final Proxy Statement, filed as Exhibit 99.1 to AutoChina’s Current Report on Form 6-K filed with the SEC on March 11, 2009.
(5)	Incorporated by reference to Annex E to AutoChina’s Final Proxy Statement, filed as Exhibit 99.1 to AutoChina’s Current Report on Form 6-K filed with the SEC on March 11, 2009.
(6)	Incorporated by reference to AutoChina's Amendment No. 1 to the Annual Report on Form 20-F/A, filed with the SEC on December 6, 2011.
(7)	Incorporated by reference to AutoChina's Annual Report on Form 20-F, filed with the SEC on November 30, 2011.
(8)	Incorporated by reference to AutoChina's Annual Report on Form 20-F, filed with the SEC on April 5, 2012.
(9)	Incorporated by reference to AutoChina’s Annual Report, filed with the SEC on Form 20-F filed June 9, 2009.
(10)	Incorporated by reference to AutoChina’s Annual Report on Form 20-F, filed with the SEC on April 30, 2013.
(11)	Incorporated by reference to AutoChina’s Annual Report on Form 20-F, filed with the SEC on April 18, 2013.

Item 9. Undertakings.

(a)          The undersigned hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

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(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shijiazhuang, Country of People’s Republic of China on June 12, 2014.

AUTOCHINA INTERNATIONAL LIMITED

By:	/s/ Yong Hui Li
Yong Hui Li
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yong Hui Li	Chief Executive Officer, Chairman and Director (principal executive officer)	June 12, 2014
Yong Hui Li

/s/ Jason Chia-Lun Wang	Chief Financial Officer	June 12, 2014
Jason Chia-Lun Wang	(principal accounting and financial officer)

/s/ Hui Kai Yan*	Secretary and Director	June 12, 2014
Hui Kai Yan

/s/ James Cheng-Jee Sha*	Director	June 12, 2014
James Cheng-Jee Sha

/s/ Diana Chia-Huei Liu*	Director	June 12, 2014
Diana Chia-Huei Liu

/s/ Leon Ling Chen*	Director	June 12, 2014
Leon Ling Chen

* By:	/s/ Yong Hui Li
Yong Hui Li, Attorney-in-Fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of AutoChina International Limited, has signed this registration statement or amendment thereto in San Diego, California on June 12, 2014.

Authorized U.S. Representative

By:	/s/ Jason Chia-Lun Wang
Name: Jason Chia-Lun Wang

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